Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 3:        Daniel Zeff

Date of Event Requiring Statement: November 9, 2005

Issuer Name and Ticker Symbol:     Trio Tech International (TRT)

Names: Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC, Zeff Capital Partners I, L.P. and Spectrum Galaxy Fund Ltd. are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with Daniel Zeff with respect to the beneficial ownership of securities of Trio Tech International.

ZEFF HOLDING COMPANY, LLC                         ZEFF CAPITAL PARTNERS I, L.P

                                                  By: Zeff Holding Company, LLC,
                                                      as general partner


By: /s/ Daniel Zeff                               By: /s/ Daniel Zeff
    ---------------------                             --------------------------
    Name:  Daniel Zeff                                Name:  Daniel Zeff
    Title: Manager                                    Title: Manager

SPECTRUM GALAXY FUND LTD.


By: /s/ Dion R. Friedland
    ------------------------
    Name:  Dion R. Friedland
    Title: Director